Two Harbors Investment Corp. Reports Second Quarter 2016 Financial Results
Delivered Strong Return on Book Value of 3.7%(1) in Volatile Environment

NEW YORK, August 3, 2016 - Two Harbors Investment Corp. (NYSE: TWO), a real estate investment trust that invests in residential mortgage-backed securities (RMBS), residential mortgage loans, mortgage servicing rights (MSR), commercial real estate and other financial assets, today announced its financial results for the quarter ended June 30, 2016.

Summary

•	Reported book value of $9.83 per common share, representing a 3.7%(1) total return on book value after accounting for a dividend of $0.23 per share.

•	Delivered Comprehensive Income of $122.3 million, a return on average equity of 14.3%, or $0.35 per weighted average common share.

•	Reported Core Earnings of $76.2 million, or $0.22 per weighted average common share.(2)

•	Added $5.7 billion unpaid principal balance (UPB) of MSR through expanded flow-sale relationships.

•	Closed on additional senior commercial real estate assets; aggregate portfolio carrying value of $926.4 million at June 30, 2016.

•	Subsequent to quarter-end, announced plan to discontinue the mortgage loan conduit and securitization business.

“We delivered a solid quarter despite the volatile interest rate environment.  This is a testament to our investment team’s approach to capital allocation and risk mitigation,” stated Thomas Siering, Two Harbors’ President and Chief Executive Officer.  “As previously announced, we will be discontinuing our mortgage loan conduit business.  While this was a difficult decision, we believe that it will allow us to reduce our operating complexity and costs, and deploy capital to other areas of the business that will generate better long-term returns for our stockholders.”

(1)
Return on book value for the quarter ended June 30, 2016 is defined as the increase in book value from March 31, 2016 to June 30, 2016 of $0.13, plus the dividend declared of $0.23 per share, divided by March 31, 2016 book value of $9.70 per share.

(2)	Core Earnings is a non-GAAP measure. Please see page 13 for a definition of Core Earnings and a reconciliation of GAAP to non-GAAP financial information.

Operating Performance
The following table summarizes the company’s GAAP and non-GAAP earnings measurements and key metrics for the second quarter of 2016:

Two Harbors Investment Corp. Operating Performance (unaudited)
(dollars in thousands, except per share data)
	Three Months Ended June 30, 2016			Six Months Ended June 30, 2016
Earnings	Earnings	Per weighted share	Annualized return on average equity	Earnings	Per weighted share	Annualized return on average equity
Comprehensive Income	$122,310	$0.35	14.3%	$54,725	$0.16	3.2%
GAAP Net Loss	$(16,981)	$(0.05)	(2.0)%	$(105,911)	$(0.30)	(6.1)%
Core Earnings(1)	$76,162	$0.22	8.9%	$148,006	$0.42	8.6%

Operating Metrics
Dividend per common share	$0.23
Book value per share at period end	$9.83
Other operating expenses as a percentage of average equity	2.1%
________________

(1)	Please see page 13 for a reconciliation of GAAP to non-GAAP financial information.

Earnings Summary
Two Harbors reported Comprehensive Income of $122.3 million, or $0.35 per weighted average common share outstanding, for the quarter ended June 30, 2016, as compared to a Comprehensive Loss of $67.6 million, or $0.19 per weighted average common share outstanding, for the quarter ended March 31, 2016. The company records unrealized fair value gains and losses on the majority of RMBS, classified as available-for-sale, in Other Comprehensive Income (Loss). On a Comprehensive Income (Loss) basis, the company recognized an annualized return on average equity of 14.3% and (7.8%) for the quarters ended June 30, 2016 and March 31, 2016, respectively.

The company reported a GAAP Net Loss of $17.0 million, or $0.05 per weighted average common share outstanding, for the quarter ended June 30, 2016, as compared to GAAP Net Loss of $88.9 million, or $0.25 per weighted average common share outstanding, for the quarter ended March 31, 2016. On a GAAP Net Loss basis, the company recognized an annualized return on average equity of (2.0%) and (10.2%) for the quarters ended June 30, 2016 and March 31, 2016, respectively.

For the second quarter of 2016, the company recognized:

•	net realized gains on RMBS and mortgage loans held-for-sale of $12.3 million, net of tax;

•	net unrealized gains on certain RMBS and mortgage loans held-for-sale of $1.0 million, net of tax;

•	net losses of $45.6 million, net of tax, related to swap and swaption terminations and expirations;

•
net unrealized gains of $28.9 million, net of tax, associated with interest rate swaps and swaptions economically hedging its investment portfolio, repurchase agreements and Federal Home Loan Bank (FHLB) of Des Moines advances;

•	net realized and unrealized losses on other derivative instruments of approximately $33.7 million, net of tax;

•	net realized and unrealized losses on consolidated financing securitizations of $10.9 million, net of tax;

•	a net decrease in fair value of $66.3 million(1) on MSR, net of tax; and

•	securitization deal costs of $0.3 million, net of tax.

(1)
Decrease in fair value on MSR, net of tax, of $66.3 million is comprised of a decrease in fair value of $44.5 million, net of tax, excluded from Core Earnings and $21.8 million, net of tax, of estimated amortization included in Core Earnings.

The company reported Core Earnings for the quarter ended June 30, 2016 of $76.2 million, or $0.22 per weighted average common share outstanding, as compared to Core Earnings for the quarter ended March 31, 2016 of $71.8 million, or $0.21 per weighted average common share outstanding. On a Core Earnings basis, the company recognized an annualized return on average equity of 8.9% and 8.3% for the quarters ended June 30, 2016 and March 31, 2016, respectively.

Other Key Metrics
Two Harbors declared a quarterly cash dividend of $0.23 per common share for the quarter ended June 30, 2016. The annualized dividend yield on the company’s common stock for the quarter, based on the June 30, 2016 closing price of $8.56, was 10.7%.

The company’s book value per share, after taking into account the second quarter 2016 dividend of $0.23 per share, was $9.83 as of June 30, 2016, compared to $9.70 as of March 31, 2016, which represented a total return on book value for the quarter of 3.7%.(1)

Other operating expenses for the quarter ended June 30, 2016 were approximately $17.6 million, or 2.1% of average equity, compared to approximately $14.9 million, or 1.7% of average equity, for the quarter ended March 31, 2016.

Portfolio Summary
The company’s aggregate portfolio is principally comprised of RMBS available-for-sale securities, inverse interest-only securities (Agency Derivatives), MSR, residential mortgage loans held-for-sale, net economic interests in consolidated securitization trusts and commercial real estate assets. As of June 30, 2016, the total value of the company’s portfolio was $16.1 billion.

The company’s portfolio includes rates, credit and commercial real estate strategies. The rates strategy consisted of $12.7 billion of Agency RMBS, Agency Derivatives and MSR as well as their associated notional hedges as of June 30, 2016. The credit strategy consisted of $2.5 billion of non-Agency RMBS, net economic interests in consolidated securitization trusts, prime jumbo residential mortgage loans and credit sensitive residential mortgage loans, as well as their associated notional hedges as of June 30, 2016. The commercial strategy consisted of senior and mezzanine commercial real estate assets with an aggregate carrying value of $926.4 million as of June 30, 2016.

For the quarter ended June 30, 2016, the annualized yield on the company’s average aggregate portfolio was 3.77% and the annualized cost of funds on the associated average borrowings, which includes net interest rate spread expense on interest rate swaps, was 1.18%. This resulted in a net interest rate spread of 2.59%.

RMBS and Agency Derivatives
For the quarter ended June 30, 2016, the annualized yield on average RMBS and Agency Derivatives was 3.6%, consisting of an annualized yield of 3.0% in Agency RMBS and Agency Derivatives and 8.1% in non-Agency RMBS.

The company experienced a three-month average constant prepayment rate (CPR) of 8.6% for Agency RMBS and Agency Derivatives held as of June 30, 2016, compared to 9.2% for those securities held as of March 31, 2016. The weighted average cost basis of the principal and interest Agency portfolio was 105.3% of par as of June 30, 2016 and 106.6% of par as of March 31, 2016. The net premium amortization was $28.1 million and $24.2 million for the quarters ended June 30, 2016 and March 31, 2016, respectively.

(1)
Return on book value for the quarter ended June 30, 2016 is defined as the increase in book value from March 31, 2016 to June 30, 2016 of $0.13, plus the dividend declared of $0.23 per share, divided by March 31, 2016 book value of $9.70 per share.

The company experienced a three-month average CPR of 6.1% for non-Agency principal and interest RMBS held as of June 30, 2016, as compared to 5.3% for those securities held as of March 31, 2016. The weighted average cost basis of the non-Agency portfolio was 58.6% of par as of June 30, 2016, compared to 58.2% of par as of March 31, 2016. The discount accretion was $15.5 million for the quarter ended June 30, 2016, compared to $16.8 million for the quarter ended March 31, 2016. The total net discount remaining was $1.1 billion as of June 30, 2016, compared to $1.0 billion as of March 31, 2016, with $0.3 billion designated as credit reserve as of June 30, 2016.

As of June 30, 2016, fixed-rate investments composed 88.4% and adjustable-rate investments composed 11.6% of the company’s RMBS and Agency Derivatives portfolio.

As of June 30, 2016, the company had residential mortgage loans held-for-investment with a carrying value of $3.4 billion and the company’s collateralized borrowings had a carrying value of $3.1 billion, resulting in net economic interests in consolidated securitization trusts of $334.9 million.

Mortgage Servicing Rights
The company held MSR on mortgage loans with UPB totaling $55.6 billion.(1) The MSR had a fair market value of $427.8 million as of June 30, 2016, and the company recognized fair value losses of $76.5 million during the quarter ended June 30, 2016.

The company does not directly service mortgage loans, but instead contracts with fully licensed subservicers to handle substantially all servicing functions for the loans underlying the company’s MSR. The company recognized $35.8 million of servicing income, $6.5 million(1) of servicing expenses and $0.4 million in reserve expense for representation and warranty obligations during the quarter ended June 30, 2016.

Residential Mortgage Loans Held for Sale
As of June 30, 2016, the company held prime jumbo residential mortgage loans with a fair market value of $542.7 million and had outstanding purchase commitments to acquire an additional $636.5 million UPB of residential mortgage loans, subject to fallout if the loans do not close. For both of the quarters ended June 30, 2016 and March 31, 2016, the annualized yield on the prime jumbo residential mortgage loan portfolio was 4.1%.

Commercial Real Estate
The company originates and acquires senior and mezzanine commercial real estate assets. These assets are U.S.-domiciled and are secured by a diverse mix of property types, which includes office, retail, multifamily, hotel and industrial properties. As of June 30, 2016, the company held senior and mezzanine commercial real estate assets with an aggregate carrying value of $926.4 million. For the quarter ended June 30, 2016, the annualized yield on commercial real estate loans was 6.2% as compared to 6.4% for the quarter ended March 31, 2016.

Other Investments and Risk Management Derivatives
The company held $337.0 million notional of net short TBAs as of June 30, 2016, which are accounted for as derivative instruments in accordance with GAAP.

As of June 30, 2016, the company was a party to interest rate swaps and swaptions with a notional amount of $15.5 billion. Of this amount, $5.4 billion notional in swaps were utilized to economically hedge interest rate risk associated with the company’s LIBOR-based repurchase agreements and FHLB advances, $8.3 billion notional in swaps were utilized to economically hedge interest rate risk associated with the company’s investment portfolio, and $1.8 billion net notional in swaptions were utilized as macroeconomic hedges.

(1)	Excludes residential mortgage loans held-for-investment in securitization trusts for which the company is the named servicing administrator.

The following tables summarize the company’s investment portfolio as of June 30, 2016 and March 31, 2016:

Two Harbors Investment Corp. Portfolio
(dollars in thousands)

Portfolio Composition	As of June 30, 2016		As of March 31, 2016
	(unaudited)		(unaudited)
Rates Strategy
Agency Bonds
Fixed Rate Bonds	$11,973,994	74.4%	$7,972,296	65.3%
Hybrid ARMs	35,375	0.2%	36,800	0.3%
Total Agency	12,009,369	74.6%	8,009,096	65.6%
Agency Derivatives	152,032	0.9%	157,219	1.3%
Mortgage servicing rights	427,813	2.7%	446,170	3.6%
Residential mortgage loans held-for-sale	55,444	0.3%	61,319	0.5%
Credit Strategy
Non-Agency Bonds
Senior Bonds	1,138,771	7.1%	1,172,288	9.6%
Mezzanine Bonds	503,233	3.1%	397,492	3.3%
Non-Agency Other	5,237	—%	5,578	—%
Total Non-Agency	1,647,241	10.2%	1,575,358	12.9%
Net Economic Interest in Securitization(1)	334,851	2.1%	896,020	7.3%
Residential mortgage loans held-for-sale	553,616	3.4%	325,940	2.7%
Commercial real estate assets	926,377	5.8%	744,259	6.1%
Aggregate Portfolio	$16,106,743		$12,215,381
________________

(1)	Net economic interest in securitization consists of residential mortgage loans held-for-investment, net of collateralized borrowings in consolidated securitization trusts.

Portfolio Metrics	Three Months Ended June 30, 2016		Three Months Ended March 31, 2016
	(unaudited)		(unaudited)
Annualized portfolio yield during the quarter	3.77%		4.58%
Rates Strategy
Agency RMBS, Agency Derivatives and mortgage servicing rights	3.1%		3.7%
Credit Strategy
Non-Agency RMBS, Legacy(1)	8.3%		8.6%
Non-Agency MBS, New issue(1)	5.9%		4.8%
Net economic interest in securitizations	7.2%		4.8%
Residential mortgage loans held-for-sale	4.1%		4.1%
Commercial Strategy	6.2%		6.4%

Annualized cost of funds on average borrowing balance during the quarter(2)	1.18%		1.21%
Annualized interest rate spread for aggregate portfolio during the quarter	2.59%		3.37%
Debt-to-equity ratio at period-end(3)	4.0	:1.0	3.0	:1.0

Portfolio Metrics Specific to RMBS and Agency Derivatives	As of June 30, 2016		As of March 31, 2016
	(unaudited)		(unaudited)
Weighted average cost basis of principal and interest securities
Agency(4)	$105.31		$106.59
Non-Agency(5)	$58.61		$58.20
Weighted average three month CPR
Agency	8.6%		9.2%
Non-Agency	6.1%		5.3%
Fixed-rate investments as a percentage of aggregate RMBS and Agency Derivatives portfolio	88.4%		83.7%
Adjustable-rate investments as a percentage of aggregate RMBS and Agency Derivatives portfolio	11.6%		16.3%
________________

(1)	Legacy non-Agency RMBS includes non-Agency bonds issued up to and including 2009. New issue non-Agency MBS includes bonds issued after 2009.

(2)	Cost of funds includes interest spread expense associated with the portfolio's interest rate swaps.

(3)	Defined as total borrowings to fund RMBS, residential mortgage loans held-for-sale, commercial real estate assets and Agency Derivatives, divided by total equity.

(4)	Weighted average cost basis includes RMBS principal and interest securities only. Average purchase price utilized carrying value for weighting purposes.

(5)
Average purchase price utilized carrying value for weighting purposes. If current face were utilized for weighting purposes, total non-Agency MBS excluding the company's non-Agency interest-only portfolio would be $54.64 at June 30, 2016 and $53.89 at March 31, 2016.

“All of our strategies delivered strong performance this quarter,” stated Bill Roth, Two Harbors’ Chief Investment Officer.  “We increased overall leverage to take advantage of attractive spreads, adding to our RMBS portfolio, and also grew our investments in mortgage servicing rights and commercial real estate assets.  We are excited about the available opportunities in our Rates, Credit and Commercial strategies and believe that we can deploy our capital to drive strong returns for stockholders.”

Financing Summary
The company reported a debt-to-equity ratio, defined as total borrowings under repurchase agreements and FHLB advances to fund RMBS, Agency Derivatives, residential mortgage loans held-for-sale and commercial real estate assets divided by total equity, of 4.0:1.0 and 3.0:1.0 as of June 30, 2016 and March 31, 2016, respectively.

As of June 30, 2016, the company had outstanding $9.7 billion of repurchase agreements funding RMBS, Agency Derivatives, residential mortgage loans held-for-sale and commercial real estate assets with 23 different counterparties. Excluding the effect of the company’s interest rate swaps, the repurchase agreements had a weighted average borrowing rate of 1.01% as of June 30, 2016.

The company’s wholly owned subsidiary, TH Insurance Holdings Company LLC (TH Insurance), is a member of the FHLB.  As a member of the FHLB, TH Insurance has access to a variety of products and services offered by the FHLB, including secured advances.  As of June 30, 2016, TH Insurance had $4.0 billion in outstanding secured advances, with a weighted average borrowing rate of 0.63%, and had no additional available uncommitted capacity for borrowings.

As of June 30, 2016, the company’s aggregate repurchase agreements and FHLB advances funding RMBS, Agency Derivatives, residential mortgage loans held-for-sale and commercial real estate assets had a weighted average of 3.9 years to maturity.

The following table summarizes the company’s borrowings by collateral type under repurchase agreements and FHLB advances outstanding as of June 30, 2016 and March 31, 2016, and the related cost of funds for the three months ended June 30, 2016 and March 31, 2016:

	As of June 30, 2016	As of March 31, 2016
(in thousands)	(unaudited)	(unaudited)
Collateral type:
Agency RMBS and Agency Derivatives	$11,245,063	$7,514,775
Mortgage servicing rights	—	—
Non-Agency MBS	1,140,526	1,072,780
Net economic interests in consolidated securitization trusts(1)	238,313	903,162
Residential mortgage loans held-for-sale	429,796	256,005
Commercial real estate assets	616,150	443,130
	$13,669,848	$10,189,852

Cost of Funds Metrics	Three Months Ended June 30, 2016	Three Months Ended March 31, 2016
	(unaudited)	(unaudited)
Annualized cost of funds on average borrowings during the quarter:	0.9%	0.9%
Agency RMBS and Agency Derivatives	0.7%	0.7%
Mortgage servicing rights	—%	—%
Non-Agency MBS	2.4%	2.3%
Net economic interests in consolidated securitization trusts(1)	1.2%	0.9%
Residential mortgage loans held-for-sale	0.8%	0.7%
Commercial real estate assets	1.9%	1.7%
________________

(1)	Includes the retained interests from on-balance sheet securitizations, which are eliminated in consolidation in accordance with GAAP.

Conference Call
Two Harbors Investment Corp. will host a conference call on August 4, 2016 at 9:00 a.m. EDT to discuss second quarter 2016 financial results and related information. To participate in the teleconference, please call toll-free (877) 868-1835 (or (914) 495-8581 for international callers), conference code 30480298, approximately 10 minutes prior to the above start time. You may also listen to the teleconference live via the Internet on the company’s website at www.twoharborsinvestment.com in the Investor Relations section under the Events and Presentations link. For those unable to attend, a telephone playback will be available beginning at 12:00 p.m. EDT on August 4, 2016, through 12:00 a.m. EDT on August 11, 2016. The playback can be accessed by calling (855) 859-2056 (or (404) 537-3406 for international callers), conference code 30480298. The call will also be archived on the company’s website in the Investor Relations section under the Events and Presentations link.

Two Harbors Investment Corp.
Two Harbors Investment Corp., a Maryland corporation, is a real estate investment trust that invests in residential mortgage-backed securities, residential mortgage loans, mortgage servicing rights, commercial real estate and other financial assets. Two Harbors is headquartered in New York, New York, and is externally managed and advised by PRCM Advisers LLC, a wholly owned subsidiary of Pine River Capital Management L.P. Additional information is available at www.twoharborsinvestment.com.

Forward-Looking Statements
This presentation includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2015, and any subsequent Quarterly Reports on Form 10-Q, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to: the state of credit markets and general economic conditions; changes in interest rates and the market value of our assets; changes in prepayment rates of mortgages underlying our target assets; the rates of default or decreased recovery on the mortgages underlying our target assets; the occurrence, extent and timing of credit losses within our portfolio; the concentration of credit risks we are exposed to; declines in home prices; our ability to establish, adjust and maintain appropriate hedges for the risks in our portfolio; the availability and cost of our target assets; the availability and cost of financing; changes in the competitive landscape within our industry; our ability to successfully implement new strategies and to diversify our business into new asset classes; our ability to manage various operational risks and costs associated with our business; interruptions in or impairments to our communications and information technology systems; our ability to successfully securitize or sell mortgage loans; our ability to acquire mortgage servicing rights (MSR) and successfully operate our seller-servicer subsidiary and oversee our subservicers; the impact of any deficiencies in the servicing or foreclosure practices of third parties and related delays in the foreclosure process; our exposure to legal and regulatory claims; legislative and regulatory actions affecting our business; the impact of new or modified government mortgage refinance or principal reduction programs; our ability to maintain our REIT qualification; the state of commercial real estate markets and our ability to acquire or originate commercial real estate loans or related assets; and limitations imposed on our business due to our REIT status and our exempt status under the Investment Company Act of 1940.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Two Harbors does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Two Harbors’ most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward-looking statements concerning Two Harbors or matters attributable to Two Harbors or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Non-GAAP Financial Measures
In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), this press release and the accompanying investor presentation present non-GAAP financial measures, such as Core Earnings and Core Earnings per common share, that exclude certain items. Two Harbors’ management believes that these non-GAAP measures enable it to perform meaningful comparisons of past, present and future results of the company’s core business operations, and uses these measures to gain a comparative understanding of the company’s operating performance and business trends. The non-GAAP financial measures presented by the company represent supplemental information to assist investors in analyzing the results of its operations. However, because these measures are not calculated in accordance with GAAP, they should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. The company’s GAAP financial results and the reconciliations from these results should be carefully evaluated. See the GAAP to non-GAAP reconciliation table on page 13 of this release.

Additional Information
Stockholders of Two Harbors and other interested persons may find additional information regarding the company at the SEC’s Internet site at www.sec.gov or by directing requests to: Two Harbors Investment Corp., Attn: Investor Relations, 590 Madison Avenue, 36th Floor, New York, NY 10022, telephone (612) 629-2500.

Contact
Tim Perrott, Senior Director of Investor Relations, Two Harbors Investment Corp., (612) 629-2514 or
tim.perrott@twoharborsinvestment.com

# # #

TWO HARBORS INVESTMENT CORP.
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except share data)

	June 30, 2016	December 31, 2015
	(unaudited)
ASSETS
Available-for-sale securities, at fair value	$13,656,610	$7,825,320
Residential mortgage loans held-for-sale, at fair value	609,060	811,431
Residential mortgage loans held-for-investment in securitization trusts, at fair value	3,446,712	3,173,727
Commercial real estate assets	926,377	660,953
Mortgage servicing rights, at fair value	427,813	493,688
Cash and cash equivalents	692,188	737,831
Restricted cash	363,166	262,562
Accrued interest receivable	63,915	49,970
Due from counterparties	12,977	17,206
Derivative assets, at fair value	223,985	271,509
Other assets	317,635	271,575
Total Assets	$20,740,438	$14,575,772

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Repurchase agreements	$9,669,848	$5,008,274
Collateralized borrowings in securitization trusts, at fair value	3,111,861	2,000,110
Federal Home Loan Bank advances	4,000,000	3,785,000
Derivative liabilities, at fair value	160,724	7,285
Due to counterparties	227,354	34,294
Dividends payable	79,953	92,016
Other liabilities	72,630	72,232
Total Liabilities	17,322,370	10,999,211

Stockholders’ Equity
Preferred stock, par value $0.01 per share; 50,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, par value $0.01 per share; 900,000,000 shares authorized and 347,621,385 and 353,906,807 shares issued and outstanding, respectively	3,476	3,539
Additional paid-in capital	3,652,256	3,705,519
Accumulated other comprehensive income	519,697	359,061
Cumulative earnings	1,578,844	1,684,755
Cumulative distributions to stockholders	(2,336,205)	(2,176,313)
Total Stockholders’ Equity	3,418,068	3,576,561
Total Liabilities and Stockholders’ Equity	$20,740,438	$14,575,772

TWO HARBORS INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(dollars in thousands)
Certain prior period amounts have been reclassified to conform to the current period presentation

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(unaudited)		(unaudited)
Interest income:
Available-for-sale securities	$101,512	$118,129	$180,940	$253,654
Trading securities	—	3,981	—	8,676
Residential mortgage loans held-for-sale	4,960	7,518	12,162	11,789
Residential mortgage loans held-for-investment in securitization trusts	34,499	21,830	67,270	40,067
Commercial real estate assets	13,300	850	24,372	894
Cash and cash equivalents	505	221	795	418
Total interest income	154,776	152,529	285,539	315,498
Interest expense:
Repurchase agreements	22,697	19,398	38,726	39,963
Collateralized borrowings in securitization trusts	25,184	13,131	44,543	23,839
Federal Home Loan Bank advances	6,088	2,500	12,060	4,730
Total interest expense	53,969	35,029	95,329	68,532
Net interest income	100,807	117,500	190,210	246,966
Other-than-temporary impairment losses	(90)	(170)	(807)	(297)
Other (loss) income:
Gain on investment securities	8,331	69,932	37,805	199,389
(Loss) gain on interest rate swap and swaption agreements	(12,708)	44,952	(138,192)	(81,491)
Loss on other derivative instruments	(48,051)	(5,484)	(32,036)	(2,517)
Gain (loss) on residential mortgage loans held-for-sale	7,734	(6,832)	18,537	2,260
Servicing income	35,816	30,516	69,949	62,603
(Loss) gain on servicing asset	(76,535)	17,635	(177,975)	(34,768)
Other loss	(9,561)	(16,609)	(6,734)	(18,466)
Total other (loss) income	(94,974)	134,110	(228,646)	127,010
Expenses:
Management fees	11,837	12,686	23,881	25,407
Securitization deal costs	429	2,484	4,161	5,095
Servicing expenses	7,576	5,899	15,437	12,615
Other operating expenses	17,644	15,827	32,500	31,882
Total expenses	37,486	36,896	75,979	74,999
(Loss) income before income taxes	(31,743)	214,544	(115,222)	298,680
Benefit from income taxes	(14,762)	(6,957)	(9,311)	(17,614)
Net (loss) income	$(16,981)	$221,501	$(105,911)	$316,294
Basic and diluted (loss) earnings per weighted average common share	$(0.05)	$0.60	$(0.30)	$0.86
Dividends declared per common share	$0.23	$0.26	$0.46	$0.52
Basic and diluted weighted average number of shares of common stock outstanding	347,597,955	367,074,131	348,516,985	366,792,459

TWO HARBORS INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(dollars in thousands)
Certain prior period amounts have been reclassified to conform to the current period presentation

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(unaudited)		(unaudited)
Comprehensive income:
Net (loss) income	$(16,981)	$221,501	$(105,911)	$316,294
Other comprehensive income (loss), net of tax:
Unrealized gain (loss) on available-for-sale securities	139,291	(218,826)	160,636	(224,757)
Other comprehensive income (loss)	139,291	(218,826)	160,636	(224,757)
Comprehensive income	$122,310	$2,675	$54,725	$91,537

TWO HARBORS INVESTMENT CORP.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(dollars in thousands, except share data)
Certain prior period amounts have been reclassified to conform to the current period presentation

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(unaudited)		(unaudited)
Reconciliation of Comprehensive income to Core Earnings:

Comprehensive income	$122,310	$2,675	$54,725	$91,537

Adjustment for other comprehensive (income) loss:
Unrealized (gain) loss on available-for-sale securities	(139,291)	218,826	(160,636)	224,757
Net (loss) income	$(16,981)	$221,501	$(105,911)	$316,294

Adjustments for non-core earnings:
Gain on sale of securities and residential mortgage loans held-for-sale, net of tax	(12,332)	(85,633)	(29,081)	(208,160)
Unrealized (gain) loss on securities and residential mortgage loans held-for-sale, net of tax	(1,026)	18,032	(15,129)	9,388
Other-than-temporary impairment loss, net of tax	90	170	807	297
Realized loss on termination or expiration of swaps and swaptions, net of tax	45,598	70,877	36,012	63,598
Unrealized (gain) loss on interest rate swaps and swaptions economically hedging investment portfolio, repurchase agreements and FHLB advances, net of tax	(28,851)	(144,223)	106,091	(46,754)
Loss on other derivative instruments, net of tax	33,669	8,396	24,276	7,572
Realized and unrealized losses on financing securitizations, net of tax	10,960	17,593	9,482	20,495
Realized and unrealized loss (gain) on mortgage servicing rights, net of tax	44,521	(27,578)	118,182	8,740
Securitization deal costs, net of tax	279	1,614	2,705	3,311
Change in representation and warranty reserve, net of tax	235	(592)	572	(549)
Core Earnings(1)	$76,162	$80,157	$148,006	$174,232

Weighted average shares outstanding	347,597,955	367,074,131	348,516,985	366,792,459

Core Earnings per weighted average share outstanding	$0.22	$0.22	$0.42	$0.48
________________

(1)
Core Earnings is a non-GAAP measure that we define as Comprehensive Income, excluding realized and unrealized gains or losses on the aggregate portfolio, impairment losses, amortization of business combination intangible assets, reserve expense for representation and warranty obligations on MSR and certain upfront costs related to securitization transactions. As defined, Core Earnings includes interest income or expense and premium income or loss on derivative instruments and servicing income, net of estimated amortization on MSR. Core Earnings is provided for purposes of comparability to other peer issuers.

TWO HARBORS INVESTMENT CORP.
SUMMARY OF QUARTERLY CORE EARNINGS
(dollars in millions, except per share data)
Certain prior period amounts have been reclassified to conform to the current period presentation

	Three Months Ended
	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015
	(unaudited)
Net Interest Income:
Interest income	$154.8	$130.8	$133.6	$152.8	$152.5
Interest expense	54.0	41.4	36.6	37.0	35.0
Net interest income	100.8	89.4	97.0	115.8	117.5
Other income:
Interest spread on interest rate swaps	(7.7)	(6.2)	(12.6)	(19.4)	(26.2)
Interest spread on other derivative instruments	5.0	5.4	6.0	5.6	6.4
Servicing income, net of amortization(1)	11.3	17.9	16.8	10.8	17.2
Other income	1.4	1.3	1.4	1.1	1.0
Total other income (loss)	10.0	18.4	11.6	(1.9)	(1.6)
Expenses	36.6	34.3	35.8	35.6	35.3
Core Earnings before income taxes	74.2	73.5	72.8	78.3	80.6
Income tax (benefit) expense	(2.0)	1.7	0.7	(1.1)	0.4
Core Earnings	$76.2	$71.8	$72.1	$79.4	$80.2
Basic and diluted weighted average Core EPS	$0.22	$0.21	$0.20	$0.22	$0.22
________________

(1)
Amortization refers to the portion of change in fair value of MSR primarily attributed to the realization of expected cash flows (runoff) of the portfolio. This amortization has been deducted from Core Earnings. Amortization of MSR is deemed a non-GAAP measure due to the company’s decision to account for MSR at fair value.